Exhibit 99.1

reAlpha Announces Repayment in Full of the Outstanding Balance of Streeterville Secured Promissory Note

DUBLIN, Ohio, July 23, 2025 (GLOBE NEWSWIRE) -- reAlpha Tech Corp. (Nasdaq: AIRE) (the “Company” or “reAlpha”), an AI-powered real estate technology company, today announced that it has repaid in full the outstanding balance on its secured promissory note with Streeterville Capital, LLC (“Streeterville”).

The secured promissory note, originally issued on August 14,  2024 with a principal balance of $5.45 million and an 8% annual interest rate, was scheduled to mature on February 14 , 2026. Over the past year, reAlpha steadily reduced the outstanding balance through partial repayments in cash and equity, then repaid the full outstanding balance on July 23,  2025 using available cash, including proceeds from recent equity offerings.

“The full repayment of our long-term debt marks a pivotal milestone for reAlpha,” said Mike Logozzo, Chief Executive Officer of reAlpha. “Now, we are well-positioned to accelerate our product development and market expansion, as well as pursue strategic acquisitions and partnerships that broaden our AI-driven platform for homebuyers.”

Piyush  Phadke, Chief Financial Officer of reAlpha, added, “With the note now fully repaid, we’ve strengthened our balance sheet and simplified our capital structure. We now have greater financial flexibility to support near-term growth initiatives and maintain discipline as we scale operations.”

Following the repayment, reAlpha has no outstanding secured promissory notes or convertible debt instruments, leaving trade payables and subsidiary debt as its only obligations. Streeterville has confirmed in writing that all obligations with respect to the secured promissory note have been fully satisfied and the Company is released from all further obligations.

Further information is set forth in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 23, 2025.

About reAlpha Tech Corp.

reAlpha Tech Corp. (Nasdaq: AIRE) is an AI-powered real estate technology company transforming the multi-trillion-dollar U.S. real estate services market. reAlpha is developing an end-to-end platform that streamlines real estate transactions through integrated brokerage, mortgage, and title services. With a strategic, acquisition-driven growth model and proprietary AI infrastructure, reAlpha is building a vertically integrated ecosystem designed to deliver a simpler, smarter, and more affordable path to homeownership. For more information, visit www.realpha.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements.” Any statements other than statements of historical fact contained herein, including statements by our Chief Executive Officer, Mike Logozzo and Chief Financial Officer, Piyush Phadke, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “could”, “might”, “plan”, “possible”, “project”, “strive”, “budget”, “forecast”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: reAlpha’s ability to regain and sustain compliance with the Nasdaq Capital Market’s continued listing standards and remain listed on the Nasdaq Capital Market; reAlpha’s ability to pay contractual obligations; reAlpha’s liquidity, operating performance, cash flow and ability to secure adequate financing; reAlpha’s limited operating history and that reAlpha has not yet fully developed its AI-based technologies; whether reAlpha’s technology and products will be accepted and adopted by its customers and intended users; reAlpha’s ability to commercialize its developing AI-based technologies; reAlpha’s ability to successfully enter new geographic markets; reAlpha’s ability to integrate the business of its acquired companies into its existing business and the anticipated demand for such acquired companies’ services; reAlpha’s ability to scale its operational capabilities to expand into additional geographic markets and nationally; the potential loss of key employees of reAlpha and of its subsidiaries; the outcome of certain outstanding legal proceedings against reAlpha; reAlpha’s ability to obtain, and maintain, the required licenses to operate in the U.S. states in which it, or its subsidiaries, operate in, or intend to operate in; reAlpha’s ability to successfully identify and acquire companies that are complementary to its business model; the inability to maintain and strengthen reAlpha’s brand and reputation; any accidents or incidents involving cybersecurity breaches and incidents; the inability to accurately forecast demand for AI-based real estate-focused products; the inability to execute business objectives and growth strategies successfully or sustain reAlpha’s growth; the inability of reAlpha’s customers to pay for reAlpha’s services; the inability of reAlpha to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against reAlpha; changes in applicable laws or regulations, and the impact of the regulatory environment and complexities with compliance related to such environment; and other risks and uncertainties indicated in reAlpha’s SEC filings. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. Although reAlpha believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. reAlpha’s future results, level of activity, performance or achievements may differ materially from those contemplated, expressed or implied by the forward-looking statements, and there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking statements. For more information about the factors that could cause such differences, please refer to reAlpha’s filings with the SEC. Readers are cautioned not to put undue reliance on forward-looking statements, and reAlpha does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:

Cristol Rippe, Chief Marketing Officer

cristol@realpha.com

Investor Relations Contact:

Adele Carey, VP of Investor Relations

investorrelations@realpha.com